UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

 FORM 8‑K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
March 11, 2008

UNIFI, INC.
(Exact name of registrant as specified in its charter)

New York (State of Incorporation)	1-10542 (Commission File Number)	11-2165495 (IRS Employer Identification No.)

7201 West Friendly Avenue
Greensboro, North Carolina 27410
(Address of principal executive offices, including zip code)

(336) 294-4410
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 11, 2008 Unifi Manufacturing, Inc. ("UMI"), a wholly owned subsidiary of Unifi, Inc. (the "Registrant"), and 1019 Realty LLC (the "Buyer"), entered into an Agreement of Sale (the "Agreement") which provides for the sale of certain real and personal property held by UMI located in Dillon, South Carolina, for a sale price of $4,000,000. The real and personal property being sold by UMI was acquired by the Registrant pursuant to its acquisition of Dillon Yarn Corporation ("Dillon") effective January 1, 2007, and includes a manufacturing facility of approximately 536,000 square feet and approximately 63 acres of land.  The Registrant anticipates that the sale will close on or about March 20, 2008 and will not have a significant effect on the Registrant's financial statements, or result in a  material gain or loss for the Registrant.

Mr. Stephen Wener, the Chairman of the Board of Directors of the Registrant, is a manager of the Buyer, and has a 13.5% ownership interest in and is the sole manager of an entity which owns 50% of the Buyer.  Mr. Wener is also the President and Chief Executive Officer of Dillon.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

ITEM 9.01.     FINANCIAL STATEMENTS AND EXHIBITS.

(d)        Exhibits.

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
10.1	Agreement of Sale, executed on March 11, 2008, by and between UMI and Buyer.

SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                    UNIFI, INC.

                                                    By:       /s/ CHARLES F. MCCOY
                                                                Charles F. McCoy
                                                                Vice President, Secretary and General Counsel

Dated:  March 14, 2008

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
10.1	Agreement of Sale, executed on March 11, 2008, by and between UMI and Buyer.